                                                                EXHIBIT 10.8(a)

                               FIRST AMENDMENT TO LEASE


     THIS AGREEMENT is made and entered into as of the 1st day of January, 1997, by and between FLORIDA ACQUISITION FUND ESPERANTE, LTD., a Florida limited partnership (successor in interest to Esperante, Limited Partnership), 222 Lakeview Avenue, Suite 950, West Palm Beach, Florida 33401 (hereinafter referred to as "Landlord") and TODHUNTER INTERNATIONAL, INC., a Delaware corporation, 222 Lakeview Avenue, Suite 1500, West Palm Beach, Florida 33401 (hereinafter referred to as "Tenant").


                                W I T N E S S E T H :


     WHEREAS, the parties have entered into that certain Lease dated March 24, 1988 (the "Lease") pursuant to which Landlord has leased to Tenant and Tenant has leased from Landlord 10,046 square feet of rentable area on the fifteenth floor of the Esperante, Office Building located in West Palm Beach, Florida, said premises being described in more detail in the Lease (hereinafter referred to as "Demised Premises"); and

     WHEREAS, the parties desire to extend the Term of the Lease and to modify and amend some of the other terms and conditions of the Lease as hereafter provided;

     NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other valuable consideration, each to the other in hand paid, the receipt and sufficiency thereof being hereby acknowledged, the parties do hereby agree that the Lease shall be and the same hereby is amended and modified as follows:

          1. DEFINITIONS. All terms used herein shall have the same meaning as set forth in the Lease unless otherwise expressly stated herein.

          2. DEMISED PREMISES. EXHIBIT "A" attached to the original Lease and reflecting the Demised Premises as being located on the thirteenth (13th) floor is hereby deleted from the Lease and replaced with EXHIBIT "A-1" reflecting the Demised Premises as being located on the fifteenth (15th) floor.

          3. TERM. The Term of the Lease, as identified in Paragraph 3.1 of the Lease, is hereby extended so that the Term of the Lease shall not terminate on June 30, 1999, but instead shall terminate on December 31, 2006 (unless terminated sooner pursuant to other provisions of the Lease).

          4. ANNUAL BASE RENT. Paragraph 5.1 of the Lease hereby is deleted and replaced with the following:

     "5.1 Tenant agrees to pay to Landlord for use of the Demised Premises, in lawful money of the United States, a base annual rental (hereinafter "Annual Base Rent") in accordance with the following schedule:


           DATES                ANNUAL SQ.                   PAYMENTS
                                FT. RATE             -----------------------
                                                      ANNUAL           MONTH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        1-1-97 to
         12-31-97               $23.00/sq. ft.     $231,058.00       $19,254.83
--------------------------------------------------------------------------------
        1-1-98 to
         12-31-98               $23.00/sq. ft.     $231,058.00       $19,254.83
--------------------------------------------------------------------------------
         1-1-99 to              $23.00/sq. ft.     $231,058.00       $19,254.83
         12-31-99
--------------------------------------------------------------------------------
        1-1-00 to               $23.00/sq. ft.     $231,058.00       $19,254.83
         12-31-00
--------------------------------------------------------------------------------
        1-1-01 to               $24.00/sq. ft.     $241,104.00       $20,092.00
         12-31-01
--------------------------------------------------------------------------------
        1-1-02 to               $24.00/sq. ft.     $241,104.00       $20,092.00
         12-31-02
--------------------------------------------------------------------------------
        1-1-03 to               $24.00/sq. ft.     $241,104.00       $20,092.00
         12-31-03
--------------------------------------------------------------------------------
        1-1-04 to               $24.00/sq. ft.     $241,104.00       $20,092.00
         12-31-04
--------------------------------------------------------------------------------
        1-1-05 to               $24.00/sq. ft.     $241,104.00       $20,092.00
         12-31-05
--------------------------------------------------------------------------------
        1-1-06 to               $24.00/sq. ft.     $241,104.00       $20,092.00
         12-31-06
--------------------------------------------------------------------------------


The above noted Annual Base Rent shall be due and payable without further notice or demand and without set-off or counterclaim in equal monthly installments in advance on the first day of each calendar month commencing as of January 1, 1997. Notwithstanding anything herein to the contrary, the cost of living adjustment set forth in Paragraph 5.5 of the Lease shall not be applied to any Annual Base Rent payment to be made by Tenant to Landlord under Paragraph 5.1 of this Lease with respect to that portion of the Lease Term occurring after January 1, 1997."

          5. ADDRESS FOR PAYMENT OF RENT. The last sentence in Paragraph 5.2 of the Lease is hereby deleted and replaced with the following: "All payments required hereunder shall be made at the office of Landlord at 222 Lakeview Avenue, Suite 950, West Palm Beach, Florida 33401, or at such other place as may be designated in writing by Landlord from time to time and shall be made without any set-off or counterclaim whatsoever."

          6. PARKING SPACES. Paragraph 22.4 of the Lease is hereby deleted and replaced with the following:

     "22.4 Tenant and its employees shall use only assigned parking spaces designated by Landlord and no other parking spaces. Landlord reserves the right to change said designations from time to time, at its discretion. Tenant shall have twenty-eight (28) assigned parking spaces, fourteen (14) of which shall be covered and reserved and the remaining fourteen (14) of which shall be covered and unreserved. From January 1, 1997 through the remainder of the Lease Term, Tenant shall pay a monthly parking fee of Seventy-Five and No/100ths Dollars ($75.00) per space for each of the fourteen (14) covered reserved parking spaces and Sixty-Five and No/100ths Dollars ($65.00) per space for each of the fourteen
(14) covered unreserved parking spaces assigned to it. This fee shall be due each month with Tenant's monthly installments of Annual Base Rent and shall be deemed to be Additional Rent and shall be subject to all terms, provisions, conditions and covenants of this Lease pertaining to defaults in the payments of rent. Landlord shall not be liable for any damage to, or theft of, vehicles or the contents thereof while in or about the Building or appurtenant parking areas.

     Landlord shall set aside unreserved spaces for use by the customers, clients and invitees of any and all tenants of the Building. Tenant shall have the equal joint and several right with all other tenants for the use of such spaces by its customers, clients and invitees."

          7. NOTICE ADDRESS. The notice addresses for Landlord and Tenant specified in Paragraph 28.1 are hereby deleted and replaced with the following:

     "    Landlord:      Florida Acquisition Fund Esperante, Ltd.
                         Suite 950
                         222 Lakeview Avenue

                         West Palm Beach, Florida 33401
                         Attention:  Hal Friedman

          Copy to:       Carlton, Fields, Ward, Emmanuel
                           Smith & Cutler, P.A.
                         Suite 1400
                         222 Lakeview Avenue
                         West Palm Beach, Florida 33401
                         Attention:  George J. Meyer, Esq.

          Tenant:        Todhunter International, Inc.
                         Suite 1500
                         222 Lakeview Avenue
                         West Palm Beach, Florida 33401"

          8. RADON. Landlord and Tenant acknowledge and agree that the following is added as Paragraph 35.6 of the Lease:

          "Radon is a naturally occurring radioactive gas, that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon or radon testing may be obtained from your county public health unit."

          9. HAZARDOUS SUBSTANCES. Landlord and Tenant acknowledge and agree that the following is added as Article XXXVI of the Lease:

          "(a) During the Term, Landlord and Tenant shall each not knowingly permit to remain in, incorporate into, use, or otherwise place or dispose of at the Demised Premises or in the Building any toxic or hazardous materials unless
(i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use, and disposal, (iii) such materials are for use in the ordinary course of business (i.e., as with office or cleaning supplies), and (iv) such materials are handled and disposed of in accordance with all applicable governmental laws, rules, and regulations. If Landlord or Tenant ever has knowledge of the presence in the Demised Premises or the Building of toxic or hazardous materials which affect the Demised Premises, such party shall notify the other thereof in writing promptly after obtaining such knowledge. For purposes of this paragraph, hazardous or toxic materials shall mean hazardous or toxic chemicals or any materials containing hazardous or toxic chemicals at levels or concentrations which cause such materials to be classified as hazardous or toxic as then prescribed by the prevalent industry practice and standards or as set from time to time by EPA or OSHA or as defined under 29 CFR 1910 or 29 CFR 1925 or other applicable governmental laws, rules, or regulations.

          (b) If Landlord or Tenant or their respective employees, agents, or contractors shall ever violate the provisions of paragraph (a), above, or if Landlord's or Tenant's acts, negligence, breach of this provision, or business operations directly and materially expand the scope of any contamination from toxic or hazardous materials, then the party at fault shall clean-up, remove, and dispose of the material causing the violation, in compliance with all applicable governmental standards, laws, rules, and regulations and repair any damage to the Demised Premises or Building within such period of time as may be reasonable under the circumstances after written notice from the other, provided that such work shall commence not later than thirty (30) days from such notice and be diligently and continuously carried to completion by such party or its designated contractors. Such party shall notify the other of its method, time, and procedure for any clean-up or removal of toxic or hazardous materials under this provision; and the other party shall have the right to require reasonable changes in such method, time, or procedure; and the other party may reasonably require the same to be done after normal business hours or when the Building is otherwise closed (i.e., weekends or holidays)."

          10. RIDER TO LEASE. The Rider to Lease dated March 24, 1988 is hereby deleted in its entirety.

          11. RULES AND REGULATIONS. The Rules and Regulations referenced in Paragraph 13.1 and set forth in EXHIBIT "D" to the original Lease are hereby deleted in their entirety and replaced with the Rules and Regulations which are attached hereto and made a part hereof as EXHIBIT "D-1". Notwithstanding anything herein to the contrary, in the event of any conflict between the terms of this Lease and the Rules and Regulations, the terms of this Lease shall control.

          12. RELEASE OF LIABILITY. Landlord and Tenant hereby represent that neither of them is in default under any of the terms and provisions of this Lease as of January 1, 1997. In addition, through January 1, 1997, Landlord and Tenant hereby release each other from any and all obligations and liabilities arising out of, with respect to, or in any way pertaining to the Demised Premises, with the exception of any obligations and liabilities which are not fully satisfied as of January 1, 1997 (including, without limitation, any liability, damages, expenses, costs, reasonable attorneys' fees at all levels, including appeals, and the like incurred by Landlord).

          13. CONFLICT. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall prevail. In all other respects, except as herein modified, the terms and provisions of the Lease shall remain in full force and effect. This First Amendment shall have the same force and effect as if incorporated into the original Lease, and shall take precedence thereover.

     IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the day and year first above written.


                                   "LANDLORD"

                                   FLORIDA ACQUISITION FUND ESPERANTE,
                                   LTD., a Florida limited partnership


                                   By:  FLORIDA ACQUISITION FUND L.C.,
WITNESSES AS TO LANDLORD:               a general partner

                                        By:  SUMMER HILL
/s/ Judy K. Reynolds                    ESPERANTE INC., a member
-------------------------

 Judy K. Reynolds
-------------------------
(Print or Type Name)

                                             By: /s/ Richard L. Roeding, Jr.
                                                 ---------------------------
/s/ Thomas P. Orr                            Name:  Richard L. Roeding, Jr.
-------------------------                    Its:   President
 Thomas P. Orr
-------------------------
(Print or Type Name)


                                   "TENANT"


WITNESSES AS TO TENANT:            TODHUNTER INTERNATIONAL, INC.,
                                   a Delaware corporation,

/s/ Troy Edwards                   By: /s/ A. Kenneth Pincourt, Jr.
-------------------------             -----------------------------------------
                                   Name:   A. Kenneth Pincourt, Jr.
                                         --------------------------------------
 Troy Edwards                      Its:   Chairman and Chief Executive Officer
-------------------------                --------------------------------------
(Print or Type Name)

 /s/ Erika V. White
-------------------------

 Erika V. White
-------------------------
(Print or Type Name)